Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 28, 2014, related to the consolidated financial statements of RCS Capital Corporation and Subsidiaries which is contained in the Form 424(b) filed as Exhibit 99.1 to the Form 8-K dated July 1, 2014 of RCS Capital Corporation.

/s/ WeiserMazars LLP

New York, New York

August 11, 2014